Exhibit 99.1

Contacts:

Paul Rosenbaum	Investors
Rentrak Corporation	PondelWilkinson Parham
Chairman & CEO	Ron Parham
503-284-7581	503-297-0202
par@rentrak.com	rparham@pondel.com

RENTRAK REPORTS FIRST QUARTER FINANCIAL RESULTS
— AMI Division Posts 37 Percent Revenue Increase —

          PORTLAND, Ore. (August 7, 2007)—Rentrak Corp. (Nasdaq:RENT) today announced financial results for its first fiscal quarter ended June 30, 2007.

          Revenues totaled $24.3 million compared with revenues of $26.9 million in last year’s first fiscal quarter. Revenues in the company’s Pay-Per-Transaction (PPT) segment totaled $22.0 million, a decline of 12.7 percent from revenues of $25.2 million in last year’s comparable quarter, reflecting the absence of product from the company’s fifth largest program supplier, and lower quantity and consumer appeal of titles available under revenue-sharing terms during the quarter. (Beginning with the first quarter of fiscal 2008, revenues and direct operating expenses related to the company’s Direct Revenue Sharing (DRS) service have been reclassified into the PPT division from the AMI division.)

          First quarter revenues in the company’s Advanced Media Information (AMI) segment increased 36.7 percent to $2.4 million compared with $1.7 million in last year’s first fiscal quarter, reflecting incremental revenues from new customers of the company’s Essentials Suite™ of media measurement services.

          Selling and administrative expenses in the first quarter totaled $6.4 million, compared with $6.0 million in last year’s first quarter. The increased spending related primarily to the company’s continuing development and enhancement efforts in support of its AMI services.

          First fiscal quarter net income totaled $1.3 million, or $0.11 per diluted share, compared with $1.6 million, or $0.14 per diluted share, in last year’s comparable period.

          Rentrak Chairman and Chief Executive Officer Paul Rosenbaum commented, “First quarter results were in line with our expectations as the AMI division produced solid revenue growth and our PPT division experienced typical seasonal weakness of available revenue-sharing titles. We remain firmly committed to making strategic investments in fiscal 2008 that we believe are necessary to expand our access to new sources of content data from additional distribution platforms and to

Rentrak Fiscal 2008 First Quarter Earnings

maintain and extend the capabilities of our AMI services. These investments are critical to position Rentrak to capitalize on the opportunities that are evolving as the implementation of digital distribution technologies accelerates across the industry. While it will take time and money to further strengthen our leading competitive position, only by dong so will our shareholders be able to realize the long term value we believe Rentrak is capable of creating.”

          Rosenbaum concluded, “We continue to expect the company to be cash-flow and earnings positive over the remainder of the fiscal year. However, the combination of our planned investment spending, seasonal softness of the PPT business and the absence of product from our fifth largest program supplier, is likely to put additional pressure on earnings per share during the next two fiscal quarters. By the fourth fiscal quarter, we expect an improving pipeline of titles in our PPT segment and continued steady revenue growth in our AMI segment to help earnings per share return to levels similar to those announced today.”

Conference Call

          Rentrak has scheduled a conference call for 2 p.m. (PDT) August 7, 2007 to discuss the company’s financial performance. Shareowners, members of the media and other interested parties may participate in the call by dialing 866.831.6272 from the U.S. or Canada, or 617.213.8859 for international callers, passcode 81555539. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through August 7, 2008. An audio replay of the conference call is available through midnight August 14 by dialing 888-286-8010 from the U.S. or Canada, or 617-801-6888 from international locations, passcode 32888350.

About Rentrak Corporation

          Rentrak Corporation, based in Portland, Oregon, is an information management company serving clients in the media, entertainment, retail, advertising and manufacturing industries.  The company’s Entertainment Essentials™ suite of services is redefining media measurement in the digital broadband era.  Entertainment Essentials provides customers with near-real-time, actionable insight into performance of content distributed over a wide variety of modern media technologies.  Available by license or subscription, each Entertainment Essentials application allows executives to analyze detailed industry-wide and title-specific data to make decisions that enhance the bottom line and provide competitive advantage.  For further information, please visit Rentrak’s corporate Web site at http://www.rentrak.com.

Safe Harbor Statement

          When used in this discussion, the words “anticipates,” “expects,’’ “intends’’ and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for the company’s PPT® and information services segments and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak’s financial results include customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, and Rentrak’s customers continuing

Rentrak Fiscal 2008 First Quarter Earnings

to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s March 31, 2007 annual report on Form 10-K and subsequent quarterly reports filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

# # #
(Financial Tables Follow)

Rentrak Corporation and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	For the Three Months Ended June 30,

	2007	2006

Revenue	$24,337	$26,901

Operating expenses:
Cost of sales	15,964	18,531
Selling and administrative	6,439	6,011

	22,403	24,542

Income from operations	1,934	2,359

Other income (expense):
Interest income	407	354
Interest expense	(2)	(1)

	405	353

Income before income taxes	2,339	2,712
Provision for income taxes	1,036	1,124

Net income	$1,303	$1,588

Basic net income per share	$0.12	$0.15

Diluted net income per share	$0.11	$0.14

Shares used in per share calculations:
Basic	10,726	10,699

Diluted	11,333	11,225

Rentrak Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30, 2007	March 31, 2007

Assets
Current Assets:
Cash and cash equivalents	$9,704	$11,351
Marketable securities	22,107	22,105
Accounts receivable, net of allowances for doubtful accounts of $539 and $596	18,928	19,965
Note receivable	391	385
Advances to program suppliers, net of program supplier reserves of $38 and $23	83	166
Deferred income tax assets	77	77
Other current assets	896	574

Total Current Assets	52,186	54,623

Property and Equipment, net of accumulated depreciation of $6,649 and $6,325	5,382	5,097
Other Assets	671	652

Total Assets	$58,239	$60,372

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$9,215	$13,707
Taxes payable	871	125
Accrued liabilities	321	455
Deferred rent, current portion	90	90
Accrued compensation	900	1,631
Deferred revenue	701	460

Total Current Liabilities	12,098	16,468

Deferred Rent, long-term portion	1,034	1,050
Deferred Income Tax Liabilities	215	333
Taxes payable, long term	1,675	—
Notes Payable	957	955

Total Liabilities	15,979	18,806

Commitments and Contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 10,737 and 10,724	11	11
Capital in excess of par value	48,687	48,155
Accumulated other comprehensive income	320	132
Accumulated deficit	(6,758)	(6,732)

Total Stockholders’ Equity	42,260	41,566

Total Liabilities and Stockholders’ Equity	$58,239	$60,372